Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20070877282-33
Ross Miller	Filing Date and Time
Secretary of State	12/27/2007 1:30 AM
State of Nevada	Entity Number
	E0880482007-1

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	**Bookedbyus Inc.**
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: **Nevada Corporation Services Ltd** Street Address: **4231 Dant Blvd**, City: **Reno**, **NEVADA**, Zip Code: **89509-7020** Optional Mailing Address: ____, City: ____, State: ____, Zip Code: ____
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: **NONE** Par value: $ **N/A** Number of shares without par value: **75,000**
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: **David Batrick** Street Address: **4231 Dant Blvd**, City: **Reno**, State: **NV**, Zip Code: **89509-7020** 2. Name: ____ Street Address: ____, City: ____, State: ____, Zip Code: ____ 3. Name: ____ Street Address: ____, City: ____, State: ____, Zip Code: ____
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Name: **Nevada Corporation Services Ltd** Signature: By: [signature] Address: **4231 Dant Blvd**, City: **Reno**, State: **NV**, Zip Code: **89509-7020**
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. By: [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Date: **December 27, 2007**

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20080019401-25
[signature]	Filing Date and Time 01/09/2008 8:35 AM
Ross Miller Secretary of State State of Nevada	Entity Number E0880482007-1

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: **Bookedbyus Inc. (E0880482007-1)**

2. The articles have been amended as follows (provide article numbers, if available):

Article Three: The Corporation is authorized to issue the following shares:

Seventy Five Million (75,000,000) shares of common stock at a par value of $0.001

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☑, **or** of the board of directors ☐. (check one box only)

4. Effective date of filing (optional): **Upon Filing**
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*: Nevada Corporation Services Ltd., Incorporator

By: [signature] By: Authorized Officer
Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.